TERMINATION OF SERVICES AGREEMENT

THIS TERMINATION OF SERVICES AGREEMENT (hereinafter “Agreement”) is entered into by and between Gnosiis International, LLC, a Wyoming limited liability company (hereinafter “Gnosiis”), Abraham Summers, an individual (hereinafter “Mr. Summers”) and Blow & Drive Interlock Corporation, Delaware corporation (hereinafter “BDIC”) (Gnosiis, Mr. Summers and BDIC hereinafter collectively referred to as “the Parties”).

RECITALS

A. BDIC is a Delaware corporation doing business in the State of California.

B. Gnosiis is a Wyoming limited liability company. Mr. Summers is the Managing Member of Gnosiis, with full authority to bind Gnosiis to the terms of this Agreement.

C. Mr. Summers has been employed by BDIC as a Chief Financial Officer pursuant to a written Employment Agreement between Mr. Summers, Gnosiis and BDIC dated November 15, 2016 (hereinafter “Employment Agreement”).

D. The Parties have mutually agreed to terminate the Employment Agreement, enter into agreements regarding additional items and to provide for a mutual release of claims.

AGREEMENT

1. Termination of Services. The parties agree that they are mutually terminating the Employment Agreement, the employment of Mr. Summers with BDIC and Gnosiis independent contractor relationship with BDIC effective as of May 10, 2017.

2. Additional Agreements.

Mr. Summers and Gnosiis agree to relinquish any anti-dilution rights that would entitle Mr. Summers and/or Gnosiis additional shares of BDIC’s common stock, including, but not limited to the anti-dilution rights delineated under Section 3.4 of the Employment Agreement, and to relinquish any right or expectation of Mr. Summers to become a member of the Board of Directors of BDIC in the future, in exchange for BDIC paying to Gnosiis and Mr. Summers the amount of Fifty Thousand Dollars ($50,000), to be sent by wire transfer within 24 hours of Summers executing this Agreement. BDIC will also agree to reimburse Summers for his attorneys’ fees by issuing a check to Rob D. Cucher, Esq. in the amount of $5,000 and delivered to his office at 315 S. Beverly Drive, Suite 310, Beverly Hills, CA 90212.

Gnosiis will continue to hold the stock in BDIC that it currently owns. Gnosiis currently holds 513,000 shares of common stock in BDIC. In addition, within 24 hours of Gnosiis and Mr. Summers executing this Agreement, BDIC will issue an additional 294,321 shares of common stock to Gnosiis. Gnosiis promises that to the extent it sells any of that stock within the next 6 months following its execution of this Agreement, it will only sell it in a private transaction and not through the public market or any stock exchange. At the end of the 6 month period, Gnosiis may sell the stock, if any remains, however he chooses to do so. The Parties further agree to mutually release any claims that they have against each other arising out of their relationship to date as set forth below.

3. Release by Mr. Summers.

a. Release. In consideration of the promises and payment set forth in Section 2 above and the agreement of the Parties to mutually release claims, Mr. Summers does hereby unconditionally, irrevocably and absolutely release and discharge BDIC, its owners, directors, officers, employees, agents, lenders, including the Doheny Group LLC, attorneys, stockholders, insurers, divisions, affiliates, successors and assigns, and any related holding, parent, sister or subsidiary corporations from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, related directly or indirectly, or in any way connected with any transactions, affairs or occurrences between them to date, including, but not limited to, Mr. Summers’ employment with BDIC, the termination of said employment and any rights Mr. Summers may have pursuant to the Employment Agreement, including any right to own or be issued any BDIC stock beyond what is set forth in Section 2 above. This Agreement specifically applies, without limitation, to any and all wage claims, claims for unpaid expenses, contract claims, including the Employment Agreement, claims for breach of the covenant of good faith and fair dealing, tort claims, claims for promissory estoppel, fraud, negligent or intentional misrepresentation, breach of fiduciary duty or unfair business practices, claims for wrongful termination, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, the California Fair Employment and Housing Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, the California Business and Professions Code, and any and all federal or state statutes or laws governing wages and/or discrimination, harassment or retaliation in employment.

b. Section 1542 Waiver. Mr. Summers does expressly waive all of the benefits and rights granted to him pursuant to California Civil Code section 1542, which reads as follows:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Mr. Summers does certify that he has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that he fully understands all of the same. Mr. Summers hereby expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as those that are now disclosed.

c. No Further Action. Except as set forth in Section 3(d), Mr. Summers irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the Parties that with the execution by Mr. Summers of this release, BDIC, its owners, directors, officers, employees, agents, insurers, lenders, including the Doheny Group LLC, attorneys, stockholders, insurers, divisions, affiliates, successors and assigns, and any related holding, parent or subsidiary corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Mr. Summers related in any way to the matters discharged herein. In addition, Mr. Summers represents and warrants that he has no knowledge of any action and/or activities of BDIC that are in violation of any federal or state securities laws and/or would require reporting to any federal or state securities authorities, including, but not limited to, the Securities and Exchange Commission.

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4. Release by Gnosiis.

a. Release. In consideration of the promises and payment set forth in Section 2 above and the agreement of the Parties to mutually release claims, Gnosiis for itself and any related holding, parent or subsidiary corporations and each of them, does hereby unconditionally, irrevocably and absolutely release and discharge BDIC, its owners, directors, officers, employees, agents, lenders, including the Doheny Group LLC, attorneys, stockholders, insurers, divisions, affiliates, successors and assigns, and any related holding, parent, sister or subsidiary corporations from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, related directly or indirectly, or in any way connected with any transactions, affairs or occurrences between them to date, including, but not limited to, Mr. Summers’ employment with BDIC, the termination of said employment, the Employment Agreement, the termination of the Employment Agreement and the Parties’ business relationship, including any right to own or be issued any BDIC stock beyond what is set forth in Section 2 above. This Agreement specifically applies, without limitation, to any and all wage claims, claims for unpaid expenses, contract claims, including claims for breach of the Employment Agreement, claims for breach of the covenant of good faith and fair dealing, tort claims, claims for promissory estoppel, fraud, negligent or intentional misrepresentation, breach of fiduciary duty, unfair business practices and claims for violation of any provision of federal or state law.

b. Section 1542 Waiver. Gnosiis does expressly waive all of the benefits and rights granted to it pursuant to California Civil Code section 1542, which reads as follows:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Gnosiis does certify that it has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that it fully understands all of the same. Gnosiis hereby expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as those that are now disclosed.

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c. No Further Action. Gnosiis irrevocably and absolutely agrees that it will not prosecute nor allow to be prosecuted on its behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the Parties that with the execution by Gnosiis of this release, BDIC, its owners, directors, officers, employees, agents, lenders, including the Doheny Group LLC, attorneys, stockholders, insurers, divisions, affiliates, successors and assigns, and any related holding, parent, sister or subsidiary corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Gnosiis related in any way to the matters discharged herein. In addition, Gnosiss represents and warrants that it has no knowledge of any action and/or activities of BDIC that are in violation of any federal or state securities laws and/or would require reporting to any federal or state securities authorities, including, but not limited to, the Securities and Exchange Commission.

5. Release by BDIC.

a. Release. In consideration of the promises set forth in Section 2 above and the agreement of the Parties to mutually release claims, BDIC for itself and any related holding, parent or subsidiary corporations and each of them, does hereby unconditionally, irrevocably and absolutely release and discharge Mr. Summers, his heirs, assigns, executors, agents, attorneys and successors, and Gnosiis, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, affiliates, successors and assigns, and any related holding, parent, sister or subsidiary corporations from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, related directly or indirectly, or in any way connected with any transactions, affairs or occurrences between them to date, including, but not limited to, Mr. Summers’ employment with BDIC, the termination of said employment, the Employment Agreement, the termination of the Employment Agreement and the Parties’ business relationship. This Agreement specifically applies, without limitation, to any and all wage claims, claims for unpaid expenses, contract claims, including claims for breach of the Employment Agreement, claims for breach of the covenant of good faith and fair dealing, tort claims, claims for promissory estoppel, fraud, negligent or intentional misrepresentation, breach of fiduciary duty, unfair business practices and claims for violation of any provision of federal or state law.

b. Section 1542 Waiver. BDIC does expressly waive all of the benefits and rights granted to it pursuant to California Civil Code section 1542, which reads as follows:

A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

BDIC does certify that it has read all of this Agreement, including the release provisions contained herein and the quoted Civil Code section, and that it fully understands all of the same. BDIC hereby expressly agrees that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as those that are now disclosed.

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c. No Further Action. BDIC irrevocably and absolutely agrees that it will not prosecute nor allow to be prosecuted on its behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above, it being the intention of the Parties that with the execution by BDIC of this release, Mr. Summers, his heirs, assigns, executors, agents, attorneys and successors, and Gnosiis, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, affiliates, successors and assigns, and any related holding, parent, sister or subsidiary corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of BDIC related in any way to the matters discharged herein.

6. Confidentiality. Mr. Summers and Gnosiis agree that all matters relative to this Agreement shall remain confidential. Accordingly, Mr. Summers and Gnosiis each hereby agree that, with the exception of Mr. Summers’ spouse, counsel and tax advisors, Mr. Summers and Gnosiis shall not discuss, disclose or reveal to any other persons, entities or organizations, whether within or outside of BDIC, the terms and conditions of this Agreement. Mr. Summers and Gnosiis further agree that obligations regarding non-disclosure of confidential information set forth in Article 6 of the Employment Agreement remain in full force and effect and that neither of them will share or use any BDIC confidential information without the express written information of BDIC. BDIC agrees that it will keep all matters relative to this Agreement confidential in like fashion, with the exception of its offices, directos, board, attorneys, accountants and tax advisors. Both parties mutually agree not to disparage the other in any public forum or in any way defame the personal or professional character of the other to an third party.

7. Return of Company Property. Mr. Summers agrees to promptly return all property or information belonging to BDIC, including any document or property Employee generated during his employment at BDIC, and agrees that no such property will be in his possession or control at the time he receives the payment specified above. This includes all property or information that may have come into BDIC’s possession as a result of his employment with BDIC. BDIC further acknowledges that he has not retained any copies of any such information.

8. Acknowledgements/Affirmations. Mr. Summers acknowledges and affirms that he has been paid and/or has received all wages, bonuses, incentive compensation, accrued vacation and benefits to which employee may be entitled.

9. Entire Agreement. The Parties further declare and represent that no promise, inducement or agreement not herein expressed has been made to them and that this Agreement contains the full and entire agreement between and among the Parties, and that the terms of this Agreement are contractual and not a mere recital.

10. Applicable Law. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California.

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11. Form 1099. BDIC will issue a Form 1099 to Gnosiis and Mr. Summers at the end of 2017 for the consideration paid to them pursuant to the terms of this Agreement. Gnosiis and Mr. Summers will be responsible for paying all state and federal income tax obligations arising from said payment, if any. The Parties agree that this is not a wage payment and that is why it is being paid in a manner that Gnosiis and Mr. Summers will receive a Form 1099. Rob D Cucher, Esq. will also receive a Form 1099 for proceeds paid to an attorney for the $5,000 payment of fees.

12. Dispute Resolution. Any dispute arising out of or related to this Agreement shall be resolved through binding arbitration through JAMS in Los Angeles, California, under the then current applicable rules of JAMS. Each party shall be responsible for its/his own costs and attorneys’ fees in connection with the arbitration, as well as half of the costs of the arbitration.

13. Knowing and Voluntary Agreement. The Parties acknowledge that they have carefully read and fully understand all the provisions and effects of this Agreement. The Parties further acknowledge that they have been given the opportunity to consult with their own independent legal counsel with respect to the matters referenced in this Agreement. The Parties acknowledge that they have fully discussed this Agreement with their attorney or have voluntarily chosen to sign this Agreement without consulting an attorney, fully understanding the consequences of this Agreement. The Parties further acknowledge that they are entering into this Agreement without coercion or duress from any other party and that no party nor any of its agents or attorneys has made any representations or promises concerning the terms or effects of this Agreement other than those set forth in this Agreement.

14. Complete Defense. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

15. Counterparts. This Agreement may be executed in counterparts and, if so executed, each such counterpart shall have the force and effect of an original. A facsimile signature shall have the same force and effect as an original signature.

16. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

17. No Admission of Liability. It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation but is in compromise of a disputed claim.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated: June 19, 2017

Gnosiis International, LLC a Wyoming limited
liability company
Dated: June 19, 2017
By:
	Title:	Managing Member

Blow & Drive Interlock Corporation

Dated: June 19, 2017	By:	Laurence Wainer
	Title:	President

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